Exhibit 10.1
Execution Version

EIGHTH AMENDMENT
TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF MAY 6, 2016
AMONG
NORTHERN OIL AND GAS, INC.,
as Borrower,
ROYAL BANK OF CANADA,
as Administrative Agent,
AND
THE LENDERS PARTY HERETO

EIGHTH AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
This EIGHTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of May 6, 2016, is by and among Northern Oil and Gas, Inc., a Minnesota corporation (the “Borrower”), Royal Bank of Canada (the “Administrative Agent”), and the Lenders party hereto.
R E C I T A L S:
WHEREAS, the Borrower, the Administrative Agent and the other Lenders party thereto entered into that certain Third Amended and Restated Credit Agreement, dated as of February 28, 2012 (as previously amended by the First Amendment dated as of June 29, 2012, the Second Amendment dated as of September 28, 2012, the Third Amendment dated as of March 28, 2013, the Fourth Amendment dated as of September 30, 2013, the Fifth Amendment dated as of April 7, 2015, the Sixth Amendment dated as of May 13, 2015, the Seventh Amendment dated as of October 21, 2015 and as the same may be further amended, modified, supplemented or restated from time to time, the “Credit Agreement”);
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement as set forth below; and
WHEREAS, the Administrative Agent and the Lenders are willing to (i) amend the Credit Agreement and (ii) take such other actions as provided herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
Definitions
Each capitalized term used in this Amendment and not defined herein shall have the meaning assigned to such term in the Credit Agreement.
ARTICLE II
Amendments to Credit Agreement

Section 2.01    Amendment to Section 1.02 of the Credit Agreement. Section 1.02 of the Credit Agreement is hereby amended by adding the following definitions where alphabetically appropriate:
“Account Control Agreement” shall mean, as to any deposit account or securities account of any Credit Party held with a financial institution, an agreement or agreements, in form and substance reasonably acceptable to the Administrative Agent, among such Credit

Party owning such deposit account or securities account, the Administrative Agent and the financial institution at which such deposit account or securities account is located, which agreement establishes the Administrative Agent’s control with respect to such deposit account. For purposes of this definition, the term “control” means “control” within the meaning of Article 9 of the UCC.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Consolidated Cash Balance” means, as of any date, the aggregate amount of cash and cash equivalents of the Credit Parties as of such date (other than Excluded Cash).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eighth Amendment Effective Date” means May 6, 2016.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Excluded Accounts” means deposit accounts that are used solely for payroll funding, payroll taxes and other employee wage and benefit payments, tax payments or trust purposes.
“Excluded Cash” means, as of any date, (i) the aggregate amount of cash of the Credit Parties received as proceeds of any issuance by the Borrower of any Permitted Additional Debt or any issuance of Equity Interests by the Borrower; provided that in each such case prior to the permitted application thereof, such cash is deposited in a segregated deposit account that is subject to an Account Control Agreement, (ii) any cash set aside to pay royalty obligations of the Credit Parties then due and owing to third parties and for which the Credit Parties have issued checks or have initiated wires or ACH transfers in order to pay such amounts (or will issue checks or initiate wires or ACH transfers within five Business Days), (iii) any cash set aside to pay in the ordinary course of business, obligations of the Credit Parties (other than royalty obligations) then due and owing or that will become due and owing within five Business Days to third parties and for which the Credit Parties have issued checks or have initiated wires or ACH transfers in order to pay such amounts (or will issue checks or initiate wires or ACH transfers in order to pay such amounts within five Business Days) and (iv) any cash set aside to pay the purchase price in connection with acquisitions of the Credit Parties permitted under this Agreement then due and owing or that will become due and owing within five Business Days to third parties and for which (A) the Credit Parties have issued checks or have initiated wires or ACH transfers in order to pay such amounts (or will issue checks or initiate wires or ACH transfers in order to pay such amounts within five Business Days) and (B) the Borrower has delivered a certificate from a Responsible Officer to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent, which such certificate shall include a summary of such acquisition, including, among other things, the purchase price and the third party buyer.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 2.02    Amendment and Restatement of Definitions in Credit Agreement. The following definition contained in Section 1.02 of the Credit Agreement is hereby amended and restated to read in full as follows:
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period:

(a)    the rate of interest per annum, expressed on the basis of a year of 360 days, determined by the Administrative Agent, which is equal to the offered rate that appears on the page of the Reuters LIBOR01 screen (or any successor thereto as may be selected by the Administrative Agent) that displays an average British Bankers Association Interest Settlement Rate for deposits in dollars with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) business days prior to the first day of such Interest Period, or
(b)    if the rates referenced in the preceding subsection (a) are not available, the rate per annum determined by the Administrative Agent as the rate of interest, expressed on a basis of 360 days at which deposits in dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBO Rate loan being made, continued or converted by the Administrative Agent and with a term and amount comparable to such Interest Period and principal amount of such LIBO Rate loan as would be offered by the

Administrative Agent’s London Branch to major banks in the offshore dollar market at their request at approximately 11:00 a.m. (London time) two (2) business days prior to the first day of such Interest Period;
provided that, if the rate determined based upon either clause (a) or (b) above is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
Section 2.03    Amendment to Definition of “Applicable Margin”. Section 1.02 of the Credit Agreement is hereby amended by replacing the Utilization Grid in the definition of “Applicable Margin” with the following:

Utilization Grid
Borrowing Base Utilization Percentage	<25%	≥25% <50%	≥50% <75%	≥75% <90%	≥90%
Eurodollar Loans	2.00%	2.25%	2.50%	2.75%	3.00%
ABR Loans	1.00%	1.25%	1.50%	1.75%	2.00%

Section 2.04    Amendment to Definition of “Defaulting Lender”. Section 1.02 of the Credit Agreement is amended hereby by amending and restating clause (f) of the definition “Defaulting Lender” to read in full as follows:
“(f) (i) become the subject of a bankruptcy or insolvency proceeding, (ii) has had a receiver, conservator, administrator, trustee, custodian or similar Person appointed for it, (iii) has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, (iv) become subject of a Bail-in Action, or (v) has a direct or indirect parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, administrator, trustee, custodian or similar Person appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has become subject to a Bail-in Action; provided that a Lender shall not become a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or the exercise of control over such Lender or its parent company, by a Governmental Authority, as long as such ownership interest or exercise of control does not result in or provide such Lender or its parent company with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender or its parent company (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any such Agreements made by such Lender or its parent company; provided further that the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Lender or a Lender’s direct or indirect parent company under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation) shall not result in a Lender being deemed a Defaulting Lender.”

Section 2.05    Amendment to Section 3.04 of the Credit Agreement. Section 3.04 of the Credit Agreement is hereby amended by adding a new clause (e) at the end of such Section to read in full as follows:
“(e)    If, as of the end of any Business Day, the Consolidated Cash Balance exceeds $15,000,000, then, within 5 Business Days of such date, the Borrower shall have prepaid Borrowings in an amount equal to the lesser of (x) the amount necessary to reduce the Consolidated Cash Balance to $15,000,000 and (y) the aggregate principal amount of all Borrowings outstanding at such time. Such prepayment will not result in the reduction of the Maximum Credit Amounts.”
Section 2.06    Amendments to Section 6.02 of the Credit Agreement. Section 6.02 of the Credit Agreement is hereby amended as follows:
(a)    by inserting a new section (g) thereof immediately following clause (f) thereof to read in full as follows:
“(g)    At the time of and immediately after giving effect to such Borrowing and the application of the proceeds thereof or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the Consolidated Cash Balance shall not exceed an amount equal to $15,000,000.”
(b)    by amending and restating the final paragraph thereof to read in full as follows:
“Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Sections 6.02(a) through (g), except that the Borrower’s representation and warranty with respect to Section 6.02(d) shall be deemed to be to its knowledge.”
Section 2.07    Amendments to Article VII. Article VII of the Credit Agreement is hereby amended by adding new Section 7.32 thereto immediately after Section 7.31 thereof, which new Section 7.32 shall read in full as follows:
“Section 7.32    EEA Financial Institution. No Credit Party is an EEA Financial Institution.”
Section 2.08    Amendment to Article VIII of the Credit Agreement. Article VIII of the Credit Agreement is hereby amended by inserting new Section 8.19 thereof at the end of such article to read in full as follows:
“Section 8.19    Accounts. Each Credit Party shall:
(a) from and after the 30th day following the Eighth Amendment Effective Date (or such later date as may be extended by the Administrative Agent in its sole discretion from time to time), cause all of its deposit accounts and securities accounts, other than Excluded Accounts, to be subject to Account Control Agreements; and

(b) upon the request of the Administrative Agent, promptly provide a schedule of the deposit accounts and securities accounts of the Credit Parties, together with such other information in respect of such accounts as the Administrative Agent may reasonably request.”
Section 2.09    Amendments to Section 9.01 of the Credit Agreement. Section 9.01(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(c)    Ratio of EBITDAX to Interest. The Borrower will not permit its ratio of EBITDAX to interest expense (determined in accordance with GAAP) for the four fiscal quarters then ended (i) as of the last day of the fiscal quarters ending on or after March 31, 2016 but prior to December 31, 2016, to be less than 2.5 to 1.00, (ii) as of the last day of the fiscal quarter ending on December 31, 2016, to be less than 1.75 to 1.00, (iii) as of the last day of the fiscal quarter ending on March 31, 2017, to be less than 1.5 to 1.00, (iv) as of the last day of the fiscal quarters ending on or after June 30, 2017 but prior to December 31, 2017, to be less than 1.25 to 1.00, (v) as of the last day of the fiscal quarters ending on or after December 31, 2017 but prior to June 30, 2018, to be less than 1.00 to 1.00 and (vi) as of the last day of the fiscal quarters ending on or after June 30, 2018, to be less than 2.5 to 1.00; provided however, if, in accordance with GAAP, the Borrower realizes any non-cash charges categorized as interest expense (including any such charges resulting from the accelerated realization of amortizing fees paid to the Administrative Agent or any Lender in connection with this Agreement in any given fiscal quarter as a result of a Borrowing Base reduction), then such non-cash charges shall be excluded from the calculation of interest expense for purposes of this Section 9.01(c).”
Section 2.10    Amendment to Article XII of the Credit Agreement. Article XIV of the Credit Agreement is hereby amended by adding new Section 12.18 thereto immediately after Section 12.17 thereof, which new Section 12.18 shall read in full as follows:
“Section 12.18     Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”
ARTICLE III
Reaffirmation of the Borrowing Base

Section 3.01    Redetermination of the Borrowing Base. Notwithstanding the requirements of Section 2.07 of the Credit Agreement, effective as of the Eighth Amendment Effective Date, the amount of the Borrowing Base shall be reduced to $350,000,000.00, subject to further adjustments from time to time pursuant to Section 2.07, Section 8.13(c) or Section 9.12(d) of the Credit Agreement. The redetermination of the Borrowing Base pursuant to this Section 3.01 of this Amendment shall constitute the Scheduled Redetermination for April 1, 2016.
ARTICLE IV
Conditions Precedent

This Amendment shall become effective as of the date first referenced above when and only when the following conditions are satisfied (the “Eighth Amendment Effective Date”):
(a)    the Administrative Agent shall have received duly executed counterparts of this Amendment from the Borrower and the Lenders, in such numbers as the Administrative Agent or its counsel may reasonably request;
(b)    The Borrower shall have paid to the Administrative Agent, for the account of each Lender executing this Amendment, an amendment fee in an amount equal to 12.5 basis points (0.125%) of such Lender’s Applicable Percentage of the Borrowing Base after giving effect to this Amendment; and
(c)    the Administrative Agent and the Lenders shall have received all fees due and payable on or prior to the effectiveness hereof as provided in any Loan Document, including reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent).

ARTICLE V
Representations and Warranties

The Borrower hereby represents and warrants to the Administrative Agent and each Lender that:
(a)    Each of the representations and warranties made by the Borrower under the Credit Agreement and each other Loan Document is true and correct on and as of the actual date of execution of this Amendment by the Borrower, as if made on and as of such date, except for any representations and warranties made as of a specified date, which are true and correct as of such specified date.
(b)    At the time of, and immediately after giving effect to, this Amendment, no Default has occurred and is continuing.
(c)    The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by the Borrower.
(d)    This Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(e)    The execution, delivery and performance by the Borrower of this Amendment (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including the members or any class of directors of the Borrower or any other Person, whether interested or disinterested), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except (a) such as have been obtained or made and are in full force and effect, and (b) the Borrower may need to file a current report on Form 8‑K with the SEC disclosing this Amendment, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or their Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Subsidiary and (iv) will not result in the creation or imposition of any Lien on any Property of the Borrower or any of its Subsidiaries (other than the Liens created by the Loan Documents).
ARTICLE VI
Miscellaneous

Section 6.01    Credit Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended. Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Credit Agreement or any other Loan Document or any right, power or remedy of the Administrative Agent or the Lenders, or constitute a waiver of any provision of the Credit Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. This Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to the Administrative Agent and/or the Lenders whether under the Credit Agreement, the other Loan Documents, at law or otherwise. All references to the Credit Agreement shall be deemed to mean the Credit Agreement as modified hereby. The parties hereto agree to be bound by the terms and conditions of the Credit Agreement and Loan Documents as amended by this Amendment, as though such terms and conditions were set forth herein. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Amendment, and each reference herein or in any other Loan Documents to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended and modified by this Amendment.
Section 6.02    Governing Law. THIS AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
Section 6.03    Descriptive Headings, Etc. The descriptive headings of the sections of this Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof. The statements made and the terms defined in the recitals to this Amendment are hereby incorporated into this Amendment in their entirety.
Section 6.04    Entire Agreement. This Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof.
Section 6.05    Loan Document. This Amendment is a Loan Document executed under the Credit Agreement, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.
Section 6.06    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of the signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.
Section 6.07    Successors. The execution and delivery of this Amendment by any Lender shall be binding upon each of its successors and assigns.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first written above.
NORTHERN OIL AND GAS, INC., as the Borrower
By:     /s/ Thomas W. Stoelk
Name: Thomas W. Stoelk
Title: Chief Financial Officer

SIGNATURE PAGE
EIGHTH AMENDMENT TO CREDIT AGREEMENT

ROYAL BANK OF CANADA, as Administrative Agent

By: /s/ Rodica Dutka
Name:    Rodica Dutka
Title:    Manager, Agency

ROYAL BANK OF CANADA, as a Lender

By:     /s/ Don J. McKinnerney
Name:    Don J. McKinnerney
Title:    Authorized Signatory

SIGNATURE PAGE
EIGHTH AMENDMENT TO CREDIT AGREEMENT

SUNTRUST BANK, as a Lender

By:     /s/ Shannon Juhan
Name:    Shannon Juhan
Title:    Director

SIGNATURE PAGE
EIGHTH AMENDMENT TO CREDIT AGREEMENT

BMO HARRIS FINANCING, INC., as a Lender

By:     /s/ Melissa Guzmann
Name:    Melissa Gezmann
Title:    Vice President

SIGNATURE PAGE
EIGHTH AMENDMENT TO CREDIT AGREEMENT

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:     /s/ John Dravenstott
Name:    John Dravenstott
Title:    Vice President

SIGNATURE PAGE
EIGHTH AMENDMENT TO CREDIT AGREEMENT

SANTANDER BANK, N.A., as a Lender

By:     /s/ Aidan Lanigan
Name:    Aidan Lanigan
Title:    Senior Vice President

By:     /s/ Payal Shah
Name:    Payal Shah
Title:    Vice President

SIGNATURE PAGE
EIGHTH AMENDMENT TO CREDIT AGREEMENT

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:     /s/ Robert James
Name:    Robert James
Title:    Director

SIGNATURE PAGE
EIGHTH AMENDMENT TO CREDIT AGREEMENT

BOKF, NA dba BANK OF OKLAHOMA, as a Lender

By:     /s/ Parker Heikes
Name:    Parker Heikes
Title:    Vice President

SIGNATURE PAGE
EIGHTH AMENDMENT TO CREDIT AGREEMENT

BRANCH BANKING & TRUST COMPANY, as a Lender

By:     /s/ Ryan K. Michael
Name:    Ryan K. Michael
Title:    Senior Vice President

SIGNATURE PAGE
EIGHTH AMENDMENT TO CREDIT AGREEMENT

CADENCE BANK, N.A., as a Lender

By:     /s/ Kyle Gruen
Name:    Kyle Gruen
Title:    AVP

SIGNATURE PAGE
EIGHTH AMENDMENT TO CREDIT AGREEMENT

THE BANK OF NOVA SCOTIA, as a Lender

By:     /s/ Alan Dawson
Name:    Alan Dawson
Title:    Director

SIGNATURE PAGE
EIGHTH AMENDMENT TO CREDIT AGREEMENT

ING CAPITAL LLC, as a Lender

By:     /s/ Josh Strong
Name:    Josh Strong
Title:    Director

By:     /s/ Charles Hall
Name:    Charles Hall
Title:    Managing Director

SIGNATURE PAGE
EIGHTH AMENDMENT TO CREDIT AGREEMENT

FIFTH THIRD BANK, as a Lender

By:     /s/ Thomas Kleiderer
Name:    Thomas Kleiderer
Title:    Director

SIGNATURE PAGE
EIGHTH AMENDMENT TO CREDIT AGREEMENT